Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated May 19, 2021 with respect to the consolidated financial statements of Allegro MicroSystems, Inc. included in the Annual Report on Form 10-K for the year ended March 26, 2021, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP

Boston, Massachusetts
November 1, 2021